UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

GREENS WORLDWIDE INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

346 Woodland Church Road Hertford, North Carolina	27944
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 252-264-2064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 23, 2007, Greens Worldwide, Incorporated (the “Company”) executed a Term Sheet of Proposed Merger (the “Term Sheet”) with Beat The Bogey Man, LLC and HyPerformance, Inc. As provided in the Term Sheet, the parties thereto have agreed to negotiate in good faith toward the execution of definitive transaction agreements that would provide for the following events:

•	the merger of Beat The Bogey Man and HyPerformance with and into a newly-formed subsidiary of the Company in exchange for the issuance by the Company of 102 million shares of its common stock (or such other number that the parties agree upon ) to Beat The Bogey Man;

•	the issuance by the Company of 102 million shares of its common stock (or such other number that the parties to the Term Sheet agree upon) to the Company’s shareholders as a stock dividend;

•	the amendment and restatement of the Company’s articles of incorporation to, among other things, increase the number of authorized shares of common stock from 100 million to 500 million and change the name of the Company to “HyPerformance, Inc.”;

•	the adoption of a stock option plan under which an amount equal to 15% of the issued and outstanding shares of the Company’s common stock will be reserved for grants to employees, board members and consultants; and

•	the appointment of additional members to the Company’s Board of Directors so that there are nine directors of the Company.

The foregoing events are subject to the successful negotiation and execution of definitive agreements with respect to their respective detailed terms and due diligence examinations. These events are also subject to, among other items, the approval of the Company’s shareholders and, as applicable, the approval of the Company’s lenders and other noteholders and warrant holders. There can be no assurance that the Company will not be challenged in its efforts to execute binding definitive agreements and to meet the various conditions to completing these events following the executive of such agreements.

The Term Sheet provides that the Company pay Beat The Bogey Man $1.0 million if the Company enters into a change of control with a third party and the merger contemplated by the Term Sheet has not been consummated. In addition, the Term Sheet provides that Beat The Bogey Man will pay the Company $1.0 million if Beat The Bogey Man fails to approve the merger or otherwise defaults under the merger agreement before consummation of the merger. Any party may terminate the Term Sheet if the parties have not entered into definitive agreements on or before February 28, 2007. The Term Sheet is not a binding agreement, except for the provisions relating to confidentiality/exclusive dealings, fees and costs and termination.

A complete copy of the Term Sheet is being filed as an exhibit to this report and is incorporated by reference into this Item 8.01. In addition, a copy of the press release that the Company issued on January 24, 2007 with respect to the Term Sheet is being filed as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Term Sheet of Proposed Merger, dated January 23, 2007, between Greens Worldwide, Incorporated, Beat The Bogey Man, LLC and HyPerformance, Inc.

99.2	Press Release dated January 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENS WORLDWIDE INCORPORATED

Date: January 24, 2007	By:	/s/ William Conwell
William Conwell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Term Sheet of Proposed Merger, dated January 23, 2007, between Greens Worldwide, Incorporated, Beat The Bogey Man, LLC and HyPerformance, Inc.

99.2	Press Release dated January 24, 2007.